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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 30, 2003
                                                          --------------



                          ELITE INFORMATION GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                     0-20034                  41-1522214
----------------------------    ------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)


                            5100 West Goldleaf Circle
                          Los Angeles, California 90056
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (323) 642-5200
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
              -----------------------------------------------------
              (Former name or address, if changed from last report)



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Item 9.  Regulation FD Disclosure.

On April 30, 2003, Gulf Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of The Thomson Corporation, a corporation organized under the laws of Ontario, Canada ("Thomson"), filed Amendment No. 3 to the Tender Offer Statement on Schedule TO (the "Schedule TO") filed by Purchaser on April 11, 2003. The Schedule TO relates to the offer by Purchaser to purchase any and all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Elite Information Group, Inc., a Delaware corporation (the "Company"), at a purchase price of $14.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer to Purchase, dated April 11, 2003 (the "Offer to Purchase"), and in the related Letter of Transmittal, copies of which are attached to the Schedule TO as Exhibits (a)(1) and (a)(2). Amendment No. 3 to the Schedule TO amended and restated the sixth paragraph of Section 15 on page 39 of the Schedule TO in its entirety to read as follows (capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Offer to Purchase or the Schedule TO):

               "On April 30, 2003, Thomson withdrew and re-filed its Premerger Notification and Report Form in connection with the Offer with the Antitrust Division and the FTC. Under the provisions of the HSR Act applicable to the Offer, the purchase of Shares pursuant to the Offer may not be consummated until the expiration or termination of the applicable waiting period. The waiting period under the HSR Act applicable to the purchase of the Shares pursuant to the Offer will expire at 11:59 p.m., New York City time, on or about May 15, 2003, unless such waiting period is earlier terminated by the FTC and the Antitrust Division or extended by a request from the FTC or the Antitrust Division for additional information or documentary material prior to the expiration of the waiting period. Pursuant to the HSR Act, Thomson has requested early termination of such waiting period applicable to the Offer. There can be no assurance, however, that the 15-day HSR Act waiting period will be terminated early. If either the FTC or the Antitrust Division were to request additional information or documentary material from Thomson with respect to the Offer, the waiting period would expire at 11:59 p.m., New York City time, on the tenth calendar day after the date of substantial compliance with such request. Thereafter, the waiting period could be extended only by court order. If the acquisition of the Shares is delayed pursuant to a request by the FTC or the Antitrust Division for additional information or documentary material pursuant to the HSR Act, the Offer may, but need not, be extended and, in any event, the purchase of and payment for Shares will be deferred until 10 days after the request is substantially complied with, unless the waiting period is sooner terminated by the FTC and the Antitrust Division. Only one extension of such waiting period pursuant to a request for additional information is authorized by the HSR Act and the rules promulgated thereunder, except by court order. Any such extension of the waiting period will not give rise to any withdrawal rights not otherwise provided for by applicable law. See "Section 4. Withdrawal Rights." It is a condition to the Offer that the waiting period under the HSR Act applicable to the Offer expire or be terminated. See "Section 1. Terms of the Offer; Expiration Date" and "Section 14. Certain Conditions of the Offer.""














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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 30, 2003

                                              ELITE INFORMATION GROUP, INC.


                                              By: /s/ Barry D. Emerson
                                                  ------------------------------
                                                  Barry D. Emerson
                                                  Vice President, Treasurer and
                                                  Chief Financial Officer